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                                                                    EXHIBIT 10.3

                                 CONSENT LETTER

                  This Consent Letter is entered into this 15th day of October, 2002 by and among Quanta Services, Inc., a Delaware corporation (the "Company"), Aquila, Inc., a Delaware corporation (the "Investor") and the other parties hereto.

                  Reference is hereby made to (i) that certain Certificate of Designation, Rights, and Limitations of the Series A Convertible Preferred Stock of the Company dated September 21, 1999 (as amended and corrected from time to time, the "Series A Certificate of Designation"), (ii) that certain Amended and Restated Investor's Rights Agreement dated as of May 20, 2002 (the "IRA") by and between the Company and the Investor and (iii) that certain Settlement and Governance Agreement dated as of May 20, 2002 (the "Settlement Agreement") by and between Company and the Investor. Capitalized terms used herein are used as defined in the Settlement Agreement.

                  WHEREAS, the Investor is the Company's largest stockholder;

                  WHEREAS, the Company desires to sell and issue (the "Sale") 8,666,666 shares of its common stock, par value $0.00001 per share (the "Common Stock"), and up to 2,430,741 shares of its Series E preferred stock, par value $0.00001 per share (the "Series E Preferred Stock") (each share of which is convertible into 10 shares of Common Stock), to First Reserve Fund IX, L.P., a Delaware limited partnership ("First Reserve"), pursuant to the terms of that certain Securities Purchase Agreement to be dated as of October 15, 2002 (the "Securities Purchase Agreement") between the Company and First Reserve;

                  WHEREAS, in connection with the Sale, the Company desires to enter into that certain First Reserve Investor's Rights Agreement with First Reserve to be dated as of October 15, 2002 (the "First Reserve IRA") pursuant to which the Company will grant to First Reserve, among other things, certain registration rights and pre-emptive rights and First Reserve will agree to certain restrictions on its ownership and transfer of the Common Stock and Series E Preferred Stock;

                  WHEREAS, in connection with the issuance of the Series E Preferred Stock, the Company shall designate a new series of preferred stock and file a Certificate of Designation, Rights, and Limitations (the "Series E Certificate of Designation", collectively with the Securities Purchase Agreement and the First Reserve IRA, the "Transaction Documents") with the Secretary of State of the State of Delaware setting forth the rights and privileges of the Series E Preferred Stock;

                  WHEREAS, the Investor desires to sell 3,303,100 shares of Common Stock and 939,380 shares of Series A convertible preferred stock, par value $0.00001 per share (the "Series A Preferred Stock"), to First Reserve pursuant to the terms of that certain Letter Agreement to be dated as of October 15, 2002 between Investor and First Reserve (the "Letter Agreement");

                  WHEREAS, the Investor has had an opportunity (i) to review the Transaction Documents and any other materials it has deemed necessary to review in order for it to grant its

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consents, waivers or agreements, as applicable, hereunder and (ii) to ask questions of the management of the Company regarding the Sale and the Transaction Documents; and

                  WHEREAS, the Investor desires to consent to certain actions of the Company and waive certain of its rights in connection with the Sale and the other transactions contemplated by the Transaction Documents.

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees as follows:

                  Notwithstanding any provisions set forth in the Series A Certificate of Designation, the IRA or the Settlement Agreement (collectively, the "Aquila Documents"), or any other rights or preferences that the Investor may have, the Investor hereby represents and warrants that, prior to the transactions contemplated by the Letter Agreement to be consummated contemporaneously herewith, it owns all of the outstanding shares of Series A Preferred Stock. Without limiting the foregoing, the Investor hereby:

                  (a) consents to the designation of a class of Series E Preferred Stock which shall rank pari passu with the Series A Preferred Stock with respect to rights in dividends and liquidation, dissolution and winding up, and consents to any redemption obligations of the Company in respect of the Series E Preferred Stock, including, in each case, for purposes of Section 3 of the Series A Certificate of Designation;

                  (b) waives (and agrees, in connection with any transfer of the Series A Preferred Stock, to obtain the written waiver of the transferee of) any and all rights and benefits in and to anti dilution adjustment provisions set forth in Section 5 of the Series A Certificate of Designation with respect to the issuance of the Common Stock, the Series E Preferred Stock, the shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the shares of Series E Preferred Stock issuable as pay in kind dividends on the Series E Preferred Stock and the shares of Common Stock issuable upon conversion of any pay in kind dividends with respect to the Series E Preferred Stock;

                  (c) waives any and all rights and benefits in and to any accrued and unpaid dividends that Investor may have (it being agreed and understood that Investor makes no such waiver in respect of First Reserve's, or any other transferee's, right to such dividends), whether declared or undeclared, with respect to any Series A Preferred Stock being sold by the Investor to First Reserve (the "Transferred Series A Shares") or any shares of Common Stock issuable upon conversion of the Transferred Series A Shares;

                  (d) agrees to vote, at any special or annual meeting of the Company's stockholders, its shares of the Company's voting securities in favor of permitting the conversion of the Series E Preferred Stock into Common Stock and the corresponding issuance of Common Stock upon conversion of the Series E Preferred Stock;

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                  (e)    consents to and agrees that First Reserve shall have
                         the right to designate three directors to the Board of Directors of the Company, subject to the limitations set forth in the Series E Certificate of Designation, and, to effect the foregoing, consents and agrees to the increasing of the size of the Board of Directors of the Company to up to twelve (12) members to the extent required by the Securities Purchase Agreement or the First Reserve IRA and for purposes of Section 3(c)(v) of the Series A Certificate of Designation;

                  (f) subject to the mutual agreement of First Reserve, agrees that the Company's Board of Directors shall consist of a majority of independent directors, and notwithstanding anything to the contrary, the directors designated by each of the undersigned and First Reserve shall be deemed, and shall be treated as being, not independent, and, to effect the foregoing, consents and agrees to the increasing of the size of the Board of Directors of the Company to up to 12 directors to the extent required by the Securities Purchase Agreement or the First Reserve IRA and for purposes of Section 3(c)(v) of the Series A Certificate of Designation;

                  (g) consents to the registration rights granted in the First Reserve IRA (including the priority thereof) and to the dividends provided for in the Series E Certificate of Designation; and

                  (h) waives any preemptive rights it may have under the IRA with respect to the Sale.

                  Investor, Everest Connections Corp. ("ECC"), Everest I Engineering & Design LLC ("Everest I") and Everest Oklahoma LLC ("Everest Oklahoma") agree to release and waive any claims, losses, suits, expenses, indemnities, fees, warranties, back charges or other rights they, and their affiliates and subsidiaries (collectively, the "Investor Parties"), have, had or may have or assert against the Company, Par (as defined below) or Spalj (as defined below, and collectively with the Company and Par, and their affiliates and subsidiaries, the "Company Parties") with respect to any contracts, agreements or other arrangements, whether written or oral, related to construction services provided in connection with the overbuild of cable television, telephony and internet systems in the Kansas City, Missouri, Minneapolis, Minnesota and Tulsa, Oklahoma metropolitan areas (the "Covered Matters"), including any such claims, losses, suits, expenses, indemnities, fees, warranties, back charges or other rights arising under or related to the following agreements: (i) Master Construction And Purchase Agreement between Par Electrical Contractor, Inc. ("Par") and ECC, dated April 25, 2000; (ii) Standard Provisions For Construction Contracts between Par and ECC, dated April 25, 2000;
(iii) Pole Attachment Make Ready Engineering/Planning Services Agreement between Par and Everest I, dated October 9, 2000; (iv) Master Agreement between Spalj Construction Company ("Spalj") and ECC, dated April 16, 2000; (v) Standard Provisions For Construction Contracts between Spalj and ECC, dated April 16, 2000; (vi) Master Construction And Purchase Agreement between Par and Everest Oklahoma, dated November 20, 2000; and (vii) Standard Provisions For Construction Contracts between Par and Everest Oklahoma, dated November 20, 2000.

                  The consents, waivers and agreements set forth in this Consent Letter are limited to the specific purposes for which they are granted and shall not be construed as a consent,

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waiver, forbearance or other modification with respect to any term, condition or other provision of the Aquila Documents or any other document purporting to grant certain rights to the Investor in respect of its ownership interests in the Company. To give effect to the intent of this Consent Letter, Investor agrees to take any such action and to execute any such documents as may be reasonably necessary to carry out the provisions of this Consent Letter (including any amendments, consents or waivers of, or under, the IRA, the Series A Certificate of Designation and the Settlement Agreement).

                  In addition, Investor hereby irrevocably and unconditionally constitutes and appoints James H. Haddox and John R. Colson, and each of them or any of them, and any individual designated in writing by any of them, and each of them individually, with full power of substitution and resubstitution, the true and lawful attorneys in fact, agents and proxies, in accordance with Delaware General Corporation Law, to vote at any special or annual meeting of the Company's stockholders called for the purpose of approving the following matters, and any and all adjournments or postponements thereof, all of its shares of the Company's voting securities in favor of permitting the conversion of the Series E Preferred Stock into Common Stock and the corresponding issuance of Common Stock upon conversion of the Series E Preferred Stock. Investor acknowledges that this appointment of proxies shall in all cases be subject to the direction of the Special Committee of the Board of Directors of the Company. Investor agrees that this proxy is coupled with an interest. The Investor hereby revokes all other proxies and powers of attorney that it may have heretofore appointed or granted and no subsequent proxy or power of attorney shall be granted (and if granted, shall not be effective) by the Investor with respect to its shares of Common Stock and Series A Preferred Stock, other than for the sole purpose of voting its shares as contemplated hereby.

                  In consideration of the waivers and consents given by the Investor Parties pursuant to this Consent Letter and in lieu of any cash consideration, the Company Parties hereby agree to release and waive any claims, losses, suits, expenses, indemnities, fees, warranties, back charges or other rights the Company Parties have, had or may have or assert against the Investor Parties with respect to any Covered Matters.

                  Delivery of an executed signature page to this Consent Letter by telecopy shall be effective as delivery of a manually executed signature page to this Consent Letter.

                            [signature page follows]

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                  IN WITNESS WHEREOF, this Consent Letter has been duly executed as of October 15, 2002.

                                            AQUILA, INC.

                                            By:   /s/ Keith G. Stamm
                                               --------------------------------

                                            Name:  Keith G. Stamm

                                            Title: Chief Operating Officer

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                                            EVEREST CONNECTIONS CORP.


                                            By:   /s/ Gregory S. Schlicht
                                               --------------------------------

                                            Name:  Gregory S. Schlicht

                                            Title: Assistant Secretary

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                                            EVEREST I ENGINEERING
                                            & DESIGN LLC


                                            By:   /s/ Gregory S. Schlicht
                                              --------------------------------

                                            Name:  Gregory S. Schlicht

                                            Title: Secretary

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                                            EVEREST OKLAHOMA LLC


                                            By:   /s/ Gregory S. Schlicht
                                               --------------------------------

                                            Name:  Gregory S. Schlicht

                                            Title: Secretary

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                                        QUANTA SERVICES, INC.


                                        By:   /s/ Dana A. Gordon
                                           ------------------------------------

                                        Name:  Dana A. Gordon

                                        Title: Vice President - General Counsel

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                                            SPALJ CONSTRUCTION COMPANY


                                            By:   /s/ Dana A. Gordon
                                               --------------------------------

                                            Name:  Dana A. Gordon

                                            Title: Vice President

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                                            PAR ELECTRICAL CONTRACTORS, INC.


                                            By:   /s/ Dana A. Gordon
                                               --------------------------------

                                            Name:  Dana A. Gordon

                                            Title: Vice President